Exhibit 99.1

News Release

Contacts:	U.S. Well Services
Josh Shapiro, VP, Finance and Investor Relations
(832) 562-3730
IR@uswellservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
(713) 529-6600
USWS@dennardlascar.com

U.S. Well Services Announces Second Quarter 2021 Financial

and Operational Results

HOUSTON – August 11, 2021 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported second quarter 2021 financial and operational results.

Second Quarter 2021 Highlights

•	Issued $125.5 million of Convertible Senior Notes, raising $86.5 million of gross cash proceeds
•

Entered into license agreement with ProFrac Manufacturing, LLC (“ProFrac”), providing ProFrac with a five-year option to purchase up to 20 licenses to build electric fleets using Clean Fleet® technology worth up to $165 million; as of June 30, 2021, three licenses were sold, generating $22.5 million of income

•	Announced plans to build four new all-electric Nyx Clean Fleets® with delivery beginning in Q1 2022
•	Averaged 7.9 fully-utilized fleets compared to 8.8 fully-utilized fleets during the first quarter of 2021
•	Total revenue of $78.8 million compared to $76.3 million in the first quarter of 2021
•	Net loss attributable to the Company of $17.7 million compared to net loss of $20.6 million in the first quarter of 2021
•	Adjusted EBITDA(1) of $36.9 million, or $14.4 million when excluding income associated with licensing of Clean Fleet technology®, compared to $11.5 million in the first quarter of 2021
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $18.7 million compared to $5.2 million for the first quarter of 2021(2)
•	Excluding income associated with licensing of Clean Fleet® technology, annualized Adjusted EBITDA per fully-utilized fleet was $7.3 million for the second quarter of 2021(2)
•	Maintenance capital expenditures were $4.8 million on an accrual basis
•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $70.7 million as of June 30, 2021

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”

(2)

Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“The second quarter of 2021 marked a turning point for U.S. Well Services as we began our transition towards becoming a fully-electric frac services company,” commented Joel Broussard, the Company’s President and CEO.  “I am proud of this organization’s exceptional performance as we made tremendous progress on multiple strategic initiatives.  During the quarter we finalized the design of our new 6,000 HHP Nyx Clean Fleet® pump, resolved outstanding litigation, began implementing a plan to reduce term loan borrowings and raised funds to grow our electric fleet.  The fact that we were able to accomplish so much while maintaining the highest levels of service quality and posting strong financial results is a testament to the resolve, efficiency and capability of the U.S. Well Services team.

“We believe U.S. Well Services is best positioned to satisfy the growing demand for clean completions as our Clean Fleet® technology offers reduced emissions, reduced fuel costs and reduced impacts on communities in which oil and gas is produced.  The agreement we executed with ProFrac to license the Clean Fleet® design and technology is a critical milestone for the Company and is further evidence of the value of our intellectual property.”

Outlook

Industry activity levels continued to improve throughout the second quarter, as E&P companies responded to rising commodity prices by reactivating completion crews.  Although we were encouraged by the uptick in activity, pricing for diesel frac services has yet to recover to pre-pandemic levels.  The combination of sustained, depressed pricing for legacy diesel fleets combined with a tight labor market, inflationary headwinds across the supply chain and the widening bifurcation in demand for next-generation and conventional diesel fleets led U.S. Well Services to announce its exit from the diesel frac services business to focus solely on the premium, electric market segment.

Demand for all-electric fracturing fleets remains strong, as demonstrated by the industry utilization rate for electric fleets relative to the broader U.S. fracturing fleet.  As previously announced, U.S. Well Services intends to build four new all-electric Nyx Clean Fleets® to help address the industry’s need for next-generation fracturing solutions.

Second Quarter 2021 Financial Summary

Revenue for the second quarter of 2021 increased 3% to $78.8 million versus $76.3 million in the first quarter of 2021.  The increase in revenue was driven primarily by higher sales of sand and sand transportation services.  U.S. Well Services averaged 9.3 active fleets during the quarter, as compared to 10.0 for the first quarter of 2021.  Utilization of the Company’s active fleets averaged 85% during the second quarter, resulting in a fully-utilized equivalent of 7.9 fleets.  This compares to 88% utilization and a fully-utilized equivalent of 8.8 fleets for the first quarter of 2021.

Costs of services, excluding depreciation and amortization, for the second quarter of 2021 decreased to $59.3 million from $62.6 million during the first quarter of 2021, driven by a reduction in chemical costs and repair and maintenance expenses.  These cost reductions were partially offset by higher fuel and trucking prices.

Selling, general and administrative expense (“SG&A”) declined to $7.2 million in the second quarter of 2021 from $7.4 million in the first quarter of 2021.  Excluding stock-based compensation, SG&A in the second quarter of 2021 was $5.5 million compared to $5.9 million in the first quarter of 2021. This sequential decrease was primarily attributable to a decrease in professional fees.

Net loss attributable to the Company decreased sequentially to $17.7 million in the second quarter of 2021 from $20.6 million in the first quarter of 2021.  Adjusted EBITDA increased to $36.9 million in the second quarter of 2021 from $11.5 million in the first quarter of 2021.  Annualized Adjusted EBITDA per fully-utilized fleet was $18.7 million, or $7.3 million excluding income associated with licensing the Clean Fleet® technology. Adjusted EBITDA margin was 47%.(1)

Operational Highlights

U.S. Well Services exited the second quarter with seven active frac fleets, which includes all five of our Clean Fleets®.  Three fleets were working in the Appalachian Basin, one fleet was in the Eagle Ford and three fleets were in the Permian Basin.  The Company expects to average five to six active fleets in the third quarter as it continues to phase out diesel fleet operations.

U.S. Well Services continues to be a market leader in electric fracturing, with 23,089 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014.  The Company continued to expand its intellectual property portfolio during the second quarter, and currently has 47 patents, with 201 patents pending.

Balance Sheet and Capital Spending

As of June 30, 2021, total liquidity was $70.7 million, consisting of $58.1 million of cash on the Company’s balance sheet and $12.6 million of availability under the Company’s asset-backed revolving credit facility.

The outstanding principal balance on the Company’s senior secured term loan was reduced to $233.7 million at June 30, 2021 from $245.0 million at March 31, 2021.  As previously announced, the Company expects to use proceeds from the sale of non-core assets to reduce outstanding borrowings on its senior secured term loan. As of July 31, 2021, the outstanding principal balance on the Company’s senior secured term loan was further reduced to $208.5 million.

Maintenance capital expenditures, on an accrual basis, were $4.8 million for the quarter.

Conference Call Information

The Company will host a conference call at 10:00 am Central / 11:00 am Eastern Time on Thursday, August 12, 2021 to discuss financial and operating results for the second quarter of 2021 and recent developments. This call will also be webcast on U.S. Well Services’ website at https://ir.uswellservices.com/news-events/ir-calendar.  To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above.  A telephonic replay of the conference call will be available through August 19, 2021 and may be accessed by calling 201-612-7415 using passcode 13722260.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com.  The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, industry activity levels, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, the Company’s plan to repay indebtedness, business strategy and objectives for future operations, results of discussions with potential customers, potential new contract opportunities and planned construction, deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19 such as the delta variant, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 17, 2021 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-	Tables to Follow -

U.S. WELL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Statement of Operations Data:
Revenue	$78,799	$39,837	$76,258	$155,057	$151,872
Costs and expenses:
Cost of services (excluding depreciation and amortization)	59,252	29,011	62,631	121,883	114,165
Depreciation and amortization	9,836	17,358	11,106	20,942	49,366
Selling, general and administrative expenses	7,214	5,220	7,390	14,604	24,277
Impairment of long-lived assets	-	-	-	-	147,543
Litigation settlement	35,000	-	-	35,000	-
Loss (gain) on disposal of assets	(545)	853	2,436	1,891	5,097
Loss from operations	(31,958)	(12,605)	(7,305)	(39,263)	(188,576)
Interest expense, net	(7,333)	(5,665)	(6,183)	(13,516)	(13,621)
Change in fair value of warrant liabilities	(136)	(1,364)	(7,151)	(7,287)	5,189
Patent license sales	22,500	-	-	22,500	-
Loss on extinguishment of debt	(839)	-	-	(839)	-
Other income	23	45	29	52	51
Loss before income taxes	(17,743)	(19,589)	(20,610)	(38,353)	(196,957)
Income tax expense (benefit)	(27)	13	-	(27)	(737)
Net loss	(17,716)	(19,602)	(20,610)	(38,326)	(196,220)
Net loss attributable to noncontrolling interest	-	(97)	(44)	(44)	(10,897)
Net loss attributable to U.S. Well Services, Inc.	(17,716)	(19,505)	(20,566)	(38,282)	(185,323)
Dividends accrued on Series A preferred stock	(1,998)	(1,845)	(1,813)	(3,811)	(3,596)
Dividends accrued on Series B preferred stock	(811)	(666)	(711)	(1,522)	(666)
Deemed and imputed dividends on Series A preferred stock	(286)	(5,142)	(464)	(750)	(12,114)
Deemed dividends on Series B preferred stock	(1,501)	-	(4,168)	(5,669)	-
Exchange of Series A preferred stock for convertible senior notes	8,936	-	-	8,936	-
Net loss attributable to U.S. Well Services, Inc. common stockholders	$(13,376)	$(27,158)	$(27,722)	$(41,098)	$(201,699)

Net loss attributable to U.S. Well Services, Inc. stockholders per common share:
Basic and diluted	$(0.15)	$(0.41)	$(0.35)	$(0.48)	$(3.19)
Weighted average common shares outstanding:
Basic and diluted	88,593	65,011	78,977	83,810	61,815

Other Financial and Operational Data:
Capital Expenditures (1)	$6,877	$3,993	$11,779	$18,656	$27,295
Adjusted EBITDA (2)	$36,869	$8,466	$11,508	$48,377	$21,214
Average Active Fleets	9.3	4.3	10.0	9.7	7.5

(1) Capital expenditures presented above are shown on an accrual basis.
(2) Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

U.S. WELL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and amounts in thousands except share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$57,544	$3,693
Restricted cash	519	1,569
Accounts receivable (net of allowance for doubtful accounts of $0 and $12,000 as of June 30, 2021 and December 31, 2020, respectively)	54,890	44,393
Inventory, net	7,531	7,965
Assets held for sale	14,744	-
Prepaids and other current assets	12,400	10,707
Total current assets	147,628	68,327
Property and equipment, net	213,301	235,332
Intangible assets, net	12,983	13,466
Goodwill	4,971	4,971
Deferred financing costs, net	747	1,127
TOTAL ASSETS	$379,630	$323,223
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$35,353	$36,362
Accrued expenses and other current liabilities	12,210	14,781
Notes payable	6,440	998
Current portion of long-term debt	12,000	10,000
Current portion of equipment financing	3,611	3,519
Current portion of capital lease obligations	325	54
Total current liabilities	69,939	65,714
Warrant liabilities	8,914	1,619
Long-term debt	281,052	274,555
Convertible senior notes	85,677	-
Long-term equipment financing	7,517	9,347
Long-term capital lease obligations	909	-
Other long-term liabilities	4,006	3,539
Total liabilities	458,014	354,774
Commitments and contingencies
Mezzanine equity:
Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorized; 19,610 shares and 50,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $25,228 and $60,418 as of June 30, 2021 and December 31, 2020, respectively	21,820	50,975
Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share; 22,050 shares authorized; 21,038 shares and 22,050 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $24,490 and $24,100 as of June 30, 2021 and December 31, 2020, respectively	23,141	22,686
Stockholders' deficit:
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized; 93,377,516 shares and 72,515,342 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	9	7
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized; 0 shares and 2,302,936 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Additional paid in capital	237,359	217,212
Accumulated deficit	(360,713)	(322,431)
Total Stockholders' deficit	(123,345)	(105,212)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	$379,630	$323,223

U.S. WELL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and amounts in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,326)	$(196,220)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	20,942	49,366
Change in fair value of warrant liabilities	7,287	(5,189)
Impairment of long-lived assets	-	147,543
Loss on disposal of assets	1,891	5,097
Convertible senior notes converted into sales of patent licenses	(22,500)	-
Loss on extinguishment of debt	839	-
Share-based compensation expense	3,661	3,481
Other non-cash items	5,271	11,362
Changes in working capital	(7,436)	6,073
Net cash provided by (used in) operating activities	(28,371)	21,513
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(24,841)	(40,756)
Proceeds from sale of property and equipment and insurance proceeds from damaged property and equipment	8,553	15,036
Net cash used in investing activities	(16,288)	(25,720)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	24,722	11,250
Repayments of revolving credit facility	(14,750)	(33,381)
Proceeds from issuance of long-term debt	3,004	-
Repayments of long-term debt	(12,563)	(2,500)
Payment of fees related to debt extinguishment	(41)	-
Proceeds from issuance of convertible senior notes	86,500	-
Proceeds from issuance of notes payable	9,139	-
Repayments of notes payable	(3,697)	(4,109)
Repayments of amounts under equipment financing	(1,738)	(1,513)
Principal payments under capital lease obligation	(109)	(2,816)
Proceeds from issuance of common stock, net	13,562	19,875
Deferred financing costs	(6,569)	(20,061)
Net cash provided by (used in) financing activities	97,460	(33,255)
Net increase (decrease) in cash and cash equivalents and restricted cash	52,801	(37,462)
Cash and cash equivalents and restricted cash, beginning of period	5,262	41,404
Cash and cash equivalents and restricted cash, end of period	$58,063	$3,942

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature.   The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

U.S. WELL SERVICES, INC.
RECONCILIATION OF NET LOSS (GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-GAAP)
(unaudited and amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Net loss	$(17,716)	$(19,602)	$(20,610)	$(38,326)	$(196,220)
Interest expense, net	7,333	5,665	6,183	13,516	13,621
Income tax expense	(27)	13	-	(27)	(737)
Depreciation and amortization	9,836	17,358	11,106	20,942	49,366
EBITDA	(574)	3,434	(3,321)	(3,895)	(133,970)
Impairment loss (1)	-	-	-	-	147,543
Litigation settlement (2)	35,000	-	-	35,000	-
Loss (gain) on disposal of assets (3)	(545)	853	2,436	1,891	5,097
Change in fair value of warrant liabilities (4)	136	1,364	7,151	7,287	(5,189)
Loss on extinguishment of debt (5)	839	-	-	839	-
Share-based compensation (6)	2,013	1,403	1,648	3,661	3,481
Fleet start-up, relocation, and reactivation costs (7)	-	573	2,301	2,301	573
Severance, business restructuring, and market-driven costs (8)	-	839	1,144	1,144	3,679
Transaction related costs (9)	-	-	149	149	-
Adjusted EBITDA	36,869	8,466	11,508	48,377	21,214
Patent license sales (10)	(22,500)	-	-	(22,500)	-
Adjusted EBITDA, excluding patent license sales	$14,369	$8,466	$11,508	$25,877	$21,214

(1) Represents non-cash impairment charge on long-lived assets.
(2) Represents cash payment of a litigation settlement.
(3) Represents net losses on the disposal of property and equipment.
(4) Represents a non-cash change in fair value of warrant liabilities.
(5) Represents costs related to early debt repayments.
(6) Represents non-cash share-based compensation.
(7) Represents costs related to the start-up, relocation and / or reactivation of hydraulic fracturing fleets.
(8) Represents severance, restructuring cost related to reductions in force and facility closures, and market driven-costs associated with the COVID-19 pandemic.
(9) Represents third-party professional fees and other costs related to strategic and capital market transactions.
(10) Represents income associated with licensing of Clean Fleet® technology.